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                                                                    EXHIBIT 23.4

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Post Effective Amendment No. 1 on Form S-8 to Form S-4 Registration Statement (No. 333-42653) of our reports dated February 7, 1997, which includes reference to information audited by other auditors for which the dates of their reports are July 14, 1995 and March 31, 1995, on our audits of the financial statements and financial statement schedule of Renal Treatment Centers, Inc. and Subsidiaries as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996.


/s/ COOPERS & LYBRAND L.L.P.
Coopers & Lybrand L.L.P.
Philadelphia, Pennsylvania
February 24, 1998